Exhibit 23.3
                                                                    ------------


                     [Letterhead of PricewaterhouseCoopers]

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2002, except for Note 11 for which the date is December 19, 2002 relating to the financial statements and financial statement schedules of Rocky Mountain Holdings, L.L.C., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
January 22, 2003